UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2021

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(Commission File No.)	(IRS Employer identification number)

1999 Bryan Street, Suite 1200, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 20, 2021, Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), entered into a delayed draw term loan facility with the lenders party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., BNP Paribas, TD Bank, N.A. and Wells Fargo Bank, National Associate, as co-syndication agents, The Bank of Nova Scotia, HSBC Bank USA, National Association, National Westminster Bank PLC, PNC Bank, National Association, and U.S. Bank National Association, as documentation agents, and BofA Securities, Inc., BNP Paribas Securities Corp., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners. Each of Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A. The Bank of Nova Scotia, PNC Bank, National Association, TD Bank, N.A. and US Bank National Association are agents, arrangers and lenders, as the case may be, under the Company’s Second Amended and Restated Credit Agreement, dated March 27, 2019 (as amended from time to time, the “Revolving Credit Agreement”) and the Company’s Term Loan Agreement, dated March 25, 2020 (the “Term Loan Agreement”).

The delayed draw term loan facility matures on the third anniversary of the date of closing of the facility and permits the Company to borrow in U.S. dollars and U.K. pound sterling, in each case, at a base rate or a eurocurrency rate. Depending on the Company’s consolidated leverage ratio, borrowings under the delayed draw term loan facility will bear interest at either a eurocurrency rate plus a margin of between 0.875% and 1.625% or a base rate plus a margin of between 0.00% and 0.625%. From the date that is 90 days after the closing of delayed draw term loan facility, the Company must pay a ticking fee with respect to undrawn commitments under the facility at a rate that will range between 0.80% and 0.225% based on the Company’s leverage ratio.

Under the delayed draw term loan facility, the Company may borrow up to $200,000,000 of U.S. dollar denominated term loans and up to £650,000,000 of U.K. pound sterling denominated term loans. The proceeds of the term loans may be used to fund the acquisition of PA Consulting Group Limited, refinance certain existing indebtedness and pay related transaction costs and expenses.

The delayed draw term loan facility contains affirmative and negative covenants and events of default customary for financings of this type that are consistent with those included in the Revolving Credit Agreement and the Term Loan Agreement.

The foregoing summary of the delayed draw term loan facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the delayed draw term loan facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Term Loan Agreement, dated as of January 20, 2021, among Jacobs Engineering Group Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., BNP Paribas, TD Bank, N.A. and Wells Fargo Bank, National Associate, as co-syndication agents, The Bank of Nova Scotia, HSBC Bank USA, National Association, National Westminster Bank PLC, PNC Bank, National Association, and U.S. Bank National Association, as documentation agents, and BofA Securities, Inc., BNP Paribas Securities Corp.TD Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Engineering Group Inc.

Date: January 21, 2021	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
President and Chief Financial Officer